EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO 18U.S.C. SECTION 1350

In connection with the Quarterly Report of 11 Good Energy, Inc. (the “Company”) on Form 10-Q for the nine month period ending September 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gary R. Smith, Interim Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

November 19, 2012	/s/ GARY R. SMITH

GARY R. SMITH
INTERIM PRINCIPAL EXECUTIVE OFFICER